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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the RSA Security Inc. 1994 Employee Stock Purchase Plan, as amended, and the RSA Security Inc. Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended, of our report dated July 13, 2001 with respect to the consolidated financial statements of Securant Technologies, Inc. for the year ended December 31, 2000 included in the Form 8-K/A of RSA Security Inc. filed with the Securities and Exchange Commission on October 16, 2001.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
November 19, 2001